Exhibit 10.3

FIRST AMENDMENT AND REAFFIRMATION OF GUARANTY AND
ENVIRONMENTAL INDEMNITY AGREEMENT

(Procaccianti Hotel REIT, Inc.)

THIS FIRST AMENDMENT AND REAFFIRMATION OF GUARANTY AND ENVIRONMENTAL INDEMNITY AGREEMENT (this “Reaffirmation”), is made effective as of the 21st day of October, 2026 (the “Effective Date”), by PROCACCIANTI HOTEL REIT, INC., a Maryland corporation having an address of 1140 Reservoir Avenue, Cranston, Rhode Island 02920 (the “Guarantor”) in favor of BEACON BANK & TRUST, a Massachusetts chartered trust company, having an address of 131 Clarendon Street, Boston, Massachusetts 02116, as successor by merger to Berkshire Bank (“Lender”)

W I T N E S S E T H:

WHEREAS, on June 6, 2024, Lender made a loan to PHR TCI, LLC, a Delaware limited liability company (the “Borrower”) in the maximum principal amount of Fifteen Million Six Hundred Thousand and 00/100 Dollars ($15,600,000.00) (the “Loan”), the proceeds of which were used to refinance the real property located at 263 W Grandview PKWY, Traverse City, Michigan (the “Property”); and

WHEREAS, the Loan is evidenced by, inter alia, that certain Commercial Real Estate Mortgage Loan Agreement dated as of June 6, 2024, entered into by and among Borrower and Lender (the "Loan Agreement"), that certain Promissory Note dated June 6, 2024, in the principal amount of $15,600,000.00 made and delivered by Borrower and payable to the order of Lender (the "Note"), that certain Mortgage dated as of June 6, 2024, granted by Borrower in favor of Lender and encumbering the Property and recorded with the Grand Traverse County Registry of Deeds (the “Real Property Records”) as Instrument # 2024R-06954 (the “Mortgage”), that certain Collateral Assignment of Leases and Rents dated as of June 6, 2024, granted by Borrower in favor of Lender and encumbering the Property and recorded with the Real Property Records as Instrument # 2024R-06955 (the “Assignment of Leases and Rents”), that certain Collateral Assignment of Contracts, Licenses and Permits dated as of June 6, 2024, made and delivered by Borrower in favor of Lender with respect to the Property (the “Assignment of Contracts”), and that certain Environmental Indemnity Agreement dated as of June 6, 2024, made and delivered by Borrower and Guarantor in favor of Lender with respect to the Property (the “Environmental Indemnity Agreement”); and

WHEREAS, in connection with the closing of the Loan, Guarantor executed and delivered in favor of Lender that certain Limited Guaranty dated as of June 6, 2024 (the “Guaranty”), whereby Guarantor agreed to guaranty the Guarantied Obligations pursuant to the terms therein; and

WHEREAS, the Loan Agreement, the Note, the Mortgage, the Assignment of Contracts, the Environmental Indemnity Agreement, the Guaranty and all other instruments, documents, agreements, guaranties, and indemnifications executed and delivered in connection with the Loan are collectively herein referred to as the “Loan Documents”; and

WHEREAS, Borrower has requested that Lender agree to increase the maximum principal amount under the Note and extend the term of the Loan; and

WHEREAS, the requested increase to the maximum principal amount and the extension of the term of the Loan are evidenced by, inter alia, that certain Amended and Restated Promissory Note dated as of the Effective Date entered into by and between Borrower and Lender (the "Amended and Restated Note"), that certain First Omnibus Loan Modification Agreement dated as of the Effective Date and entered into by and among Borrower and Lender (the "Omnibus Loan Modification"), that certain First Amendment to Mortgage and Security Agreement dated as of the Effective Date and entered into by and between Borrower and Lender, which amends the Mortgage (the "Mortgage Amendment"), and that certain First Amendment to Collateral Assignment of Leases and Rents dated as of the Effective Date and entered into by and between Borrower and Lender (the “Assignment Amendment”); and

WHEREAS, Lender is not willing to agree to the requested modifications to the Loan as evidenced by the Amended and Restated Note and the Omnibus Loan Modification unless the Guarantor amends and reaffirms its liabilities and obligations arising under the Guaranty and the Environmental Indemnity Agreement.

NOW, THEREFORE, in consideration of $1.00 and other good and valuable consideration, the receipt, sufficiency and delivery of which are hereby acknowledged, Lender and the Guarantor hereby agree as follows:

1.            All references in the Guaranty and the Environmental Indemnity Agreement to the term “Loan Agreement” shall be deemed to refer to the Loan Agreement as amended by the Omnibus Loan Modification; all references in the Guaranty and the Environmental Indemnity Agreement to the term “Note” shall be deemed to refer to the Note as amended by the Amended and Restated Note and the Omnibus Loan Modification; all references in the Guaranty and the Environmental Indemnity Agreement to the term “Mortgage” shall be deemed to refer to the Mortgage as amended by the Omnibus Loan Modification, and the Mortgage Amendment; all references in the Guaranty and the Environmental Indemnity Agreement to the term “Loan Documents” shall be deemed to refer to the Loan Documents, as amended by the Amended and Restated Note, the Omnibus Loan Modification, the Mortgage Amendment and the Assignment Amendment.

2.            The Guarantor hereby consents to the execution and delivery of the Amended and Restated Note, the Omnibus Loan Modification, the Mortgage Amendment and the Assignment Amendment and acknowledges and agrees that the entering into and consummation of the amendments and transactions evidenced by the Amended and Restated Note, the Omnibus Loan Modification, the Mortgage Amendment and the Assignment Amendment shall in no way impair, limit, detract or derogate from the Guarantor’s obligations and liabilities under the Guaranty and the Environmental Indemnity Agreement.

3.            The Guarantor represents and warrants that, as of the Effective Date, he has no claims, defenses, counterclaims or set-offs against Lender or its partners, members, managers, partners of any members and/or managers, officers, directors, employees, attorneys, representatives, parents, affiliates, predecessors, successors, or assigns in connection with the Loan or the Loan Documents, as the same have been amended, restated and otherwise modified as of the Effective Date, nor any basis for any such claim, defense, counterclaim or set-off. All of the warranties, representations and covenants of the Guarantor contained in the Guaranty and the Environmental Indemnity Agreement are hereby remade, reaffirmed and ratified as of the Effective Date.

4.            Except as expressly set forth herein, the Guaranty and the Environmental Indemnity Agreement, and all of the terms, conditions and provisions thereof, including, without limitation, any express limitation on the liability of the Guarantor arising thereunder (if any), shall remain unaltered and unmodified and in full force and effect, and remain enforceable in accordance with their respective terms.

[signature page to follow]

IN WITNESS WHEREOF, the Guarantor has caused this First Amendment and Reaffirmation of Guaranty and Environmental Indemnity Agreement to be executed as an instrument under seal, as of the Effective Date.

WITNESSED BY:		GUARANTOR:

PROCACCIANTI HOTEL REIT, INC.,
a Maryland corporation

/s/ Ron Hadar		By:	/s/ James A. Procaccianti
Print Name: Ron Hadar		Name: James A. Procaccianti
Title: President

Accepted and Agreed:

LENDER:

BEACON BANK & TRUST

By:	/s/ Angela DiPasquale
Name: Angela DiPasquale
Title: Vice President